                                                                   EXHIBIT 10.25

                                 AMENDMENT NO. 2

                                       TO

                           LOAN AND SECURITY AGREEMENT

            THIS AMENDMENT NO. 2 ("Amendment") is entered into as of December 21, 2001, by and among TransAct Technologies Incorporated, a Delaware corporation having its principal place of business at 7 Laser Lane, Wallingford, Connecticut 06492 ("Borrower"), LaSalle Business Credit, Inc. having its principal place of business at 135 South LaSalle Street, Chicago, Illinois 60603 with an office located at 565 Fifth Avenue, New York, New York 10017 ("LaSalle"), the undersigned financial institutions (each individually a "Lender" and, collectively, "Lenders") and LaSalle as agent for the Lenders (LaSalle, in such capacity, "Agent").

                                   BACKGROUND

            Pursuant to a Loan and Security Agreement dated as of May 25, 2001, (as the same has been and may further be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among Borrower, Agent and Lenders, Agent and Lenders provide Borrower with certain financial accommodations.

            Borrower has requested that, among other things, Agent and Lenders
(i) amend certain financial covenants contained in the Loan Agreement and (ii) amend certain other provisions of the Loan Agreement and Agent and Lenders are willing to do so on the terms and conditions hereafter set forth.

            NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

            1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

            2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is hereby amended as follows:

            (a) Paragraph 1(a) is hereby amended as follows:

                  (i) the following defined term is hereby added in its appropriate alphabetical order:

                  "Amendment No. 2" shall mean Amendment No. 2 to this Agreement dated as of December 21, 2001.

                  "Amendment No. 2 Effective Date" shall mean the date on which all of the conditions precedent contained in Section 4 of Amendment No. 2 shall have been satisfied.

                  "Miscellaneous Charges" shall mean the sum of (a) the aggregate amount of restructuring charges incurred by Borrower in connection with the closing of Borrower's plant in Wallingford, Connecticut during the Fiscal Year ending December 31, 2001, plus (b) the aggregate amount of charges incurred by Borrower in connection with the discontinuance of the product line consisting of model 181 front exit thermal printers during the Fiscal Year ending December 31, 2001.

                  (ii) the following defined term is hereby amended in its entirety to provide as follows:

                  "EBITDA" shall mean, with respect to any applicable fiscal period, the following for Borrower on a consolidated basis, each calculated for such period: net income before taxes for such period (excluding pre-tax gains or losses on the sale of assets (other than the sales of Inventory in the ordinary course of business) and excluding other pre-tax extraordinary gains), plus interest expense, depreciation, amortization and other non-cash charges deducted in determining net income for such period, plus the Miscellaneous Charges, minus interest income calculated in determining net income for such period.

                  (iii) the defined term "Wallingford Restructuring Charges" is hereby deleted in its entirety.

            (b) Paragraph 15(p) is hereby amended in its entirety to provide as follows:

            "(p) Borrower on a consolidated basis shall maintain and keep in full force and effect each of the financial covenants set forth below. The calculation and determination of each such financial covenant, and all accounting terms contained therein, shall be so calculated and construed in accordance with GAAP, applied on a basis consistent with the financial statements of Borrower delivered on or before the Closing Date:

            (i) Tangible Net Worth. Borrower on a consolidated basis shall maintain as of the end of each month a Tangible Net Worth of not less than the amount set forth below shown opposite such month:

          MONTH ENDED                               TANGIBLE NET WORTH
       December 31, 2001                               $8,900,000

        March 31, 2002                  The difference of (A) the Tangible Net
                                        Worth as of the Fiscal Year ending
                                        December 31, 2001 as calculated based on
                                        the 2001 Annual Financial Statements
                                        minus (B) $750,000 (the difference of
                                        (A) and (B), the "Base Amount")

April 30, 2002 and each month           The sum of (A) the Base Amount plus (B)
thereafter (each such month,            an aggregate amount equal to eighty five
the "current month")                    percent (85%) of the cumulative net
                                        income after taxes of Borrower on a
                                        consolidated basis for the period
                                        commencing on April 1, 2002 through and
                                        including the last day of the current
                                        month, provided, however, that such
                                        cumulative amount shall not be reduced
                                        by the amount of any net loss before
                                        taxes of Borrower on a consolidated
                                        basis for any preceding month.

            (ii) Fixed Charge Coverage Ratio. Borrower on a consolidated basis shall maintain as of the end of each month a Fixed Charge Coverage Ratio of not less than the ratio set forth below shown opposite such month with respect to the twelve (12) months then ended, provided that the applicable period being tested on the month ending (i) June 30, 2002 shall be for the six month period then ended, (ii) July 31, 2002 shall be for the seven month period then ended,
(iii) August 31, 2002 shall be for the eight month period then ended, (iv) September 30, 2002 shall be for the nine month period then ended, (v) October 31, 2002 shall be for the ten month period then ended and (vi) November 30, 2002 shall be for the eleven month period then ended:

               MONTH ENDED                     FIXED CHARGE COVERAGE RATIO
              June 30, 2002                            1.0 to 1.0

              July 31, 2002                            1.25 to 1.0

             August 31, 2002                           1.25 to 1.0

         September 30, 2002 and                        1.5 to 1.0
          each month thereafter

            (iii) Capital Expenditures. Borrower on a consolidated basis shall not make Capital Expenditures of an aggregate amount of more than (x) two million two hundred thousand dollars ($2,200,000) during the Fiscal Year ending December 31, 2001 and (y) two million five hundred thousand dollars ($2,500,000) during any Fiscal Year thereafter.

            (iv) Minimum Consolidated EBITDA. Borrower on a consolidated basis shall maintain EBITDA of not less than the amounts set forth below shown opposite such month with respect to the twelve (12) months then ended, provided that the applicable period being tested on the month ending (i) January 31, 2002 shall be for the one month period then ended, (ii) February 28, 2002 shall be for the two month period then ended, (iii) March 31, 2002 shall be for the three month period then ended, (iv) April 30, 2002 shall be for the four month period then ended, (v) May 31, 2002 shall be for the five month period then ended, (vi) June 30, 2002 shall be for the six month period then ended, (vii) July 31, 2002 shall be for the seven month period then ended, (viii) August 31, 2002 shall be for the eight month period then ended, (ix) September 30, 2002 shall be for the nine month period then ended, (x) October 31, 2002 shall be for the ten month period then ended and (xi) November 30, 2002 shall be for the eleven month period then ended:

               MONTH ENDED                     MINIMUM CONSOLIDATED EBITDA
            January 31, 2002                           ($500,000)

            February 28, 2002                          ($315,000)

             March 31, 2002                             ($50,000)

             April 30, 2002                             $125,000

              May 31, 2002                              $300,000

              June 30, 2002                             $715,000

              July 31, 2002                            $1,175,000

             August 31, 2002                           $1,375,000

           September 30, 2002                          $1,765,000

            October 31, 2002                           $1,850,000

            November 30, 2002                          $2,000,000

            December 31, 2002                          $2,175,000"
        and each month thereafter

            3. Amendment Fee. On the Amendment No. 2 Effective Date, Borrower shall pay Agent for the benefit of Lenders an amendment fee of $5,000 (the "Amendment Fee"). The Amendment Fee shall be deemed fully earned on the Amendment No. 2 Effective Date and shall not be subject to reduction, rebate or proration whatsoever. Borrower hereby authorizes Agent to automatically charge Borrower's loan account with Agent for the Amendment Fee on the Amendment No. 2 Effective Date.

            4. Conditions of Effectiveness. This Amendment shall become effective as of the date hereof when and only when Agent shall have received in form and substance satisfactory to Agent and its counsel (i) four (4) copies of this Amendment executed by Borrower and consented and agreed to by TransAct.com, TransAct UK and TransAct Barbados as Guarantors and (ii) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent or its counsel, each of which shall be in form and substance satisfactory to Agent and its counsel.

            5. Representations and Warranties. Borrower hereby represents and warrants as follows:

            (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

            (b) Upon the effectiveness of this Amendment, Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

            (c) After giving effect to this Amendment, no Event of Default or Default has occurred and is continuing or would exist.

            (d) Borrower has no defense, counterclaim or offset with respect to the Loan Agreement.

            (e) The chief executive office of Borrower is 7 Laser Lane, Wallingford, Connecticut 06492.

            6. Effect on the Loan Agreement.

            (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

            (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

            (c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

            7. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

            8. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

            9. Counterparts; Facsimile. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which taken together shall be deemed to constitute one and the same agreement. Any signature delivered by a party hereto by facsimile shall be deemed to be an original signature hereto.

                           [Signature Page to Follow]

            IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                                        TRANSACT TECHNOLOGIES INCORPORATED,
                                        as Borrower

                                        By: /s/ Richard L. Cote
                                            ------------------------------------
                                            Name:  Richard L. Cote
                                            Title: Executive Vice President and
                                                   CFO


                                        LASALLE BUSINESS CREDIT, INC., as Agent
                                        and Lender

                                        By: /s/ Daniel Maresca
                                            ------------------------------------
                                            Name:  Daniel Maresca
                                            Title: First Vice President

CONSENTED AND AGREED TO:

TRANSACT.COM, INC., as Guarantor

By: /s/ Bart C. Shuldman
    ------------------------------------
    Name:  Bart C. Shuldman
    Title: President


TRANSACT TECHNOLOGIES LIMITED, as Guarantor

By: /s/ Bart C. Shuldman
    ------------------------------------
    Name:  Bart C. Shuldman
    Title: Director


TRANSACT TECHNOLOGIES INTERNATIONAL LTD., as Guarantor

By: /s/ Richard L. Cote
    ------------------------------------
    Name:  Richard L. Cote
    Title: President


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